Exhibit 99.1

Matinas BioPharma Announces Strategic Business Combination with GH Power to Create Publicly Traded, Advanced Clean Energy and Green Hydrogen Company; Signs Definitive Agreement to Sell LNC Platform Technology and Lead Product Candidate MAT2203 to Azurity Pharmaceuticals

Will create publicly traded advanced clean energy company focused on modular carbon-free energy, green hydrogen, critical materials and industrial decarbonization

Business Combination expected to provide public market platform to accelerate commercialization, project development and strategic growth across North America and Europe

Definitive agreement provides for the sale of Matinas BioPharma Nanotechnologies, Inc., including MAT2203 and the LNC technology platform, to Azurity Pharmaceuticals for $4.0 million upfront, up to an additional $17.5 million in potential milestones and future mid-single-digit royalties

BEDMINSTER, N.J. (July 13, 2026) — Matinas BioPharma Holdings, Inc. (NYSE American: MTNB) (“Matinas” or the “Company”), today announced that it has entered into a definitive business combination agreement (the “Business Combination Agreement”) with GH Power Inc. (“GH Power”) to create a NYSE-listed and publicly-traded critical minerals and clean energy company focused on modular reactors that convert recycled metals into high value advanced materials, clean hydrogen, and usable heat for industrial, utility and distributed energy applications (the “Business Combination”). The Company also announced that it has entered into a definitive stock purchase agreement (the “Stock Purchase Agreement”) to sell Matinas BioPharma Nanotechnologies, Inc., including MAT2203 and the Company’s lipid nano-crystal (“LNC”) technology platform, to Azurity Pharmaceuticals, Inc. (“Azurity”).

Business Combination with GH Power

Pursuant to the Business Combination Agreement, a newly formed Ontario corporation expected to be named GH Power International at or prior to the closing of the Business Combination (“GHP International”) will become the public parent company of GH Power and Matinas. In the first step, pursuant to a plan of arrangement under Section 182 of the Business Corporations Act (Ontario), a wholly owned Ontario subsidiary of GHP International will amalgamate with GH Power to form an amalgamated corporation that will be a wholly owned subsidiary of GHP International. Immediately thereafter, a wholly owned Delaware subsidiary of GHP International will merge with and into Matinas, with Matinas surviving as a wholly owned subsidiary of GHP International.

GH Power has developed proprietary modular reactor systems that convert scrap metals and water into high-purity alumina, clean hydrogen and thermal energy. The Company’s technology is designed to address growing demand for behind-the-meter power, the onshoring of critical mineral production, and industrial decarbonization. Following the closing of the Business Combination, the combined company is expected to focus on accelerating the commercialization and deployment of GH Power’s proprietary technology platform, expanding project development and strategic partnerships across premier markets in North America and Europe, and pursuing commercial deployment opportunities across the rapidly growing clean energy, green hydrogen, industrial decarbonization and critical materials markets. The combined company expects to leverage access to the public capital markets to support its growth strategy and advance the development of a diversified pipeline of commercial projects.

“This transaction marks a defining milestone for GH Power and reflects years of technology development, engineering and execution,” said David White, Chief Executive Officer of GH Power. “Becoming a publicly traded company is expected to strengthen our access to capital, enhance our strategic visibility, and accelerate the commercialization of our proprietary modular reactor technology. We are focused on deploying our technology across industrial applications, expanding our strategic partnerships and entering new markets where demand for critical minerals, behind-the-meter power and green hydrogen continues to grow. We believe this transaction positions GH Power to execute on its commercial pipeline and deliver sustainable long-term value for customers and shareholders.”

“Following a comprehensive review of strategic alternatives, our Board concluded that this transaction represents a compelling strategic opportunity to maximize long-term value for our stockholders,” said Jerome D. Jabbour, Chief Executive Officer of Matinas. “We believe this transaction positions our stockholders to participate in an innovative company focused on advanced clean energy, green hydrogen and critical minerals—markets that are attracting significant global investment and are expected to experience substantial long-term growth—while also unlocking the value of our LNC technology platform and MAT2203 through their sale to Azurity.”

Under the terms of the Business Combination Agreement, existing GH Power equityholders are expected to own approximately 91% of the outstanding equity of GHP International immediately following closing, and existing Matinas equityholders are expected to own approximately 9% of the outstanding equity of GHP International immediately following closing, in each case calculated on a fully diluted basis using the treasury stock method and subject to certain assumptions and adjustment mechanisms as set forth in the Business Combination Agreement and plan of arrangement, including for capital raised by either GH Power or Matinas prior to closing and certain other issuances, but excluding the financings described below.

At the effective time of the Business Combination, each outstanding share of Matinas common stock is expected to be converted into the right to receive 0.1 of a GHP International common share, and each outstanding share of Matinas preferred stock is expected to be cancelled and converted into the same per-share consideration on an as-converted basis, in each case subject to the terms and conditions of the Business Combination Agreement. Outstanding Matinas stock options and warrants will be assumed by GHP International and converted into options and warrants to acquire GHP International common shares, and outstanding GH Power securities will be exchanged for GHP International common shares in accordance with the exchange ratio set forth in the Business Combination Agreement and the plan of arrangement.

The boards of directors of GH Power, Matinas, GHP International and the merger subsidiaries have unanimously approved the proposed Business Combination. Concurrently with the execution of the Business Combination Agreement, certain directors, officers and stockholders of Matinas and certain directors, officers and shareholders of GH Power entered into voting and support agreements pursuant to which they agreed, among other things, to vote their shares in favor of the Business Combination Agreement, the plan of arrangement and the related transactions, and against any competing acquisition proposal or other action that would be expected to impede the transaction, subject to the terms and conditions set forth therein. In addition, certain Matinas stockholders and GH Power shareholders have agreed to customary lock-up restrictions on the GHP International securities they receive in the transaction.

The proposed transaction is expected to close in the fourth quarter of 2026, subject to satisfaction or waiver of customary closing conditions, including, among other things, approval by Matinas stockholders, approval by the requisite GH Power securityholders, required Ontario court approvals in connection with the plan of arrangement, effectiveness of the registration statement on Form F-4, including the proxy statement/prospectus contained therein, to be filed with the U.S. Securities and Exchange Commission (the “SEC”), GHP International qualifying as a foreign private issuer as of the closing, completion by GH Power of a financing resulting in gross proceeds of at least $15.0 million, and approval for listing of GHP International’s common shares on the NYSE American.

Upon the closing of the Business Combination, the Board of Directors of GHP International is expected to consist of five directors, with four directors designated by GH Power and one director designated by Matinas.

The Business Combination Agreement contains customary representations, warranties and covenants made by GH Power, Matinas, GHP International and the merger subsidiaries, including covenants regarding the conduct of business during the interim period, non-solicitation obligations (subject to exceptions permitting the board of Matinas to respond to an unsolicited superior offer consistent with its fiduciary duties) and the preparation, filing and effectiveness of the registration statement on Form F-4. The Business Combination Agreement also contains certain termination rights for both GH Power and Matinas, including the right of either party to terminate if the closing has not occurred by December 31, 2026 (subject to extension in specified circumstances).

Additional information about the proposed transaction will be included in a Current Report on Form 8-K to be filed by Matinas with the SEC. Investors and other interested parties seeking details regarding the terms and conditions of the proposed transaction are urged to review the Form 8-K and the exhibits attached thereto, which will be available on the SEC’s website at www.sec.gov.

Divestiture of Matinas BioPharma Nanotechnologies, Inc. to Azurity

Matinas also entered into the Stock Purchase Agreement with Azurity Pharmaceuticals, Inc. (“Azurity”), pursuant to which Azurity will acquire all of the issued and outstanding equity interests in Matinas BioPharma Nanotechnologies, Inc., Matinas’s wholly owned subsidiary that has been developing Matinas’s lipid nano-crystal (“LNC”) drug delivery technology and the Company’s lead product candidate, MAT2203, an oral formulation used for the treatment of fungal infections (the “Stock Sale”).

Under the terms of the Stock Purchase Agreement, Azurity will acquire Matinas BioPharma Nanotechnologies, Inc., including all rights to MAT2203 and Matinas’s LNC technology platform, for $4.0 million in upfront cash consideration, subject to customary adjustments, plus up to an additional $17.5 million in potential milestone payments and future mid-single-digit royalties on net sales and certain licensing proceeds generated by MAT2203.

Pursuant to royalty rights certificates previously issued to the former holders of Matinas’s Series A Preferred Stock, such holders are entitled to receive, in the aggregate, 7.5% of all amounts received by Matinas from Azurity in connection with the Stock Sale, including the upfront cash consideration, milestone payments and royalty amounts described above.

Consummation of the transaction with Azurity remains subject to the approval of Matinas stockholders and the satisfaction of customary closing conditions, including the satisfaction of the conditions to closing of the Business Combination with GH Power.

Matinas Financings

Series D Financing

Matinas also announced that it entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which they purchased from the Company, in a single closing on July 10, 2026, an aggregate of 575 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase up to 1,642,856 shares of common stock (the “Warrants”), at a purchase price of $1,000 per share of Preferred Stock and accompanying Warrants, for aggregate gross proceeds of $575,000, before deducting offering expenses payable by Matinas (the “PIPE”).

Beginning on the effective date of stockholder approval of the issuance of the shares issuable upon conversion of the Preferred Stock, the shares of Preferred Stock will be convertible into common stock at a conversion price of $0.35. Each share of Preferred Stock is initially convertible into approximately 2,857 shares of common stock. The Warrants will have an exercise price of $0.35 per share, will be exercisable on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Warrants and will expire five years from the effective date of stockholder approval.

Matinas intends to use the net proceeds from the PIPE for working capital and general corporate purposes.

Warrant Inducement

Matinas also announced the entry into definitive agreements for the immediate exercise of certain outstanding warrants to purchase up to an aggregate of 7,486,605 shares of common stock initially issued in February 2025 and April 2025 (the “Existing Warrants”), having a current exercise price of $0.35 per share (the “Inducement”). The shares of common stock issuable upon exercise of the Existing Warrants are registered for resale pursuant to an effective registration statement on Form S-3 (No. 333-286686). The Inducement also closed on July 10, 2026.

As an inducement for the immediate exercise of the Existing Warrants for cash, Matinas will issue new unregistered warrants to purchase up to 7,486,605 shares of common stock (the “New Warrants”). The New Warrants will have an exercise price of $0.35 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the New Warrants and will expire five years from the effective date of stockholder approval.

The aggregate gross proceeds to Matinas from the exercise of the Existing Warrants were approximately $2.6 million, prior to deducting warrant solicitation agent fees and transaction offering expenses.

Matinas intends to use the net proceeds from the Inducement for working capital and general corporate purposes.

The securities offered in the PIPE and the Inducement were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ThinkEquity is acting as an advisor and as exclusive warrant solicitation agent in connection with the Inducement.

About GH Power

GH Power is a critical minerals and clean energy technology company developing proprietary modular reactor systems that convert recycled metals and water into high-purity alumina, clean hydrogen and thermal energy. GH Power’s technology is designed to enable more sustainable production of critical minerals while supporting industrial decarbonization and behind-the-meter energy solutions. Through strategic partnerships and commercial deployments, GH Power is advancing the adoption of its technology across advanced materials and distributed energy markets.

About Matinas BioPharma

Matinas BioPharma is a biopharmaceutical company focused on delivering groundbreaking therapies using its lipid nano-crystal (LNC) platform delivery technology. Matinas’s common stock is listed on the NYSE American under the ticker symbol “MTNB.”

About Azurity Pharmaceuticals

Azurity Pharmaceuticals is a privately held global pharmaceutical company dedicated to redefining medicine for the real world. Azurity’s first-in-class enterprise model challenges the status quo by rethinking how therapies are designed, delivered and accessed. With more than 50 medicines across 10 therapeutic areas, Azurity’s mission is fueled by a growing portfolio that reaches millions of people in more than 50 countries.

Additional Information and Where to Find It

In connection with the proposed Business Combination and related stockholder approvals, including approval of the Stock Sale and any stockholder approvals required for the PIPE and Warrant Inducement, Matinas, GH Power and GHP International expect that a registration statement on Form F-4 will be filed with the SEC, containing a preliminary proxy statement for Matinas stockholders that will also constitute a preliminary prospectus of GHP International, whose securities are expected to be listed on the NYSE American upon consummation of the Business Combination and the Stock Sale. After the registration statement is declared effective, Matinas will mail a definitive proxy statement/prospectus to its stockholders. Investors, stockholders and other interested persons are urged to read, when available, the proxy statement/prospectus and other documents filed with the SEC because they will contain important information about the proposed Business Combination, the Stock Sale and related matters. Matinas stockholders will be able to obtain a free copy of the proxy statement/prospectus (when available) and other documents filed with the SEC by Matinas or GHP International, without charge, by directing a request to jjabbour@MatinasBioPharma.com. These documents, once available, can also be obtained, without charge, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Matinas, GH Power, GHP International and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Matinas stockholders in connection with the Business Combination, the Stock Sale and the other transactions described herein. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Matinas’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026. Information regarding the persons who may be deemed participants in the solicitation and their interests in the Business Combination, the Stock Sale and the other transactions described herein will be set forth in the proxy statement/prospectus and other relevant materials when they become available.

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval with respect to the Business Combination, the Stock Sale or any other transaction described herein, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, registration requirements.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Business Combination involving Matinas, GH Power and GHP International, the Stock Sale involving Matinas and Azurity and the other transactions described herein. These statements include, among others, statements regarding the anticipated benefits and timing of the closing of the Business Combination and the Stock Sale; GH Power’s assets, technology, development plans and commercial opportunities; Matinas BioPharma Nanotechnologies, Inc., MAT2203 and the LNC technology platform; the consideration, milestone payments, royalties and licensing proceeds that may be payable in connection with the Stock Sale; the PIPE and Warrant Inducement; the expected ownership, capitalization, board composition and listing of GHP International; the satisfaction of closing conditions; and future financial condition, performance and strategy. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, the risk that the Business Combination or the Stock Sale may not be completed in a timely manner or at all; failure to satisfy closing conditions, including Matinas stockholder approval, GH Power securityholder approval, Ontario court approvals, effectiveness of the Form F-4 registration statement, completion of the GH Power financing and listing of GHP International’s securities; failure to realize anticipated benefits; failure to receive consideration, milestone payments, royalties or licensing proceeds expected in connection with the Stock Sale; costs related to the transactions and becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to GHP International’s anticipated operations and business and the assets and business of Matinas BioPharma Nanotechnologies, Inc.; the outcome of any legal proceedings that may be instituted against Matinas, GH Power, GHP International, Azurity or others following announcement of the transactions; and the risk factors discussed in documents that Matinas has filed, or that Matinas and/or GHP International will file, with the SEC. Matinas, GH Power and GHP International undertake no obligation to update any forward-looking statements except as required by applicable law.

Investor Relations Contacts

Jerome D. Jabbour

Chief Executive Officer

(908) 484-8805

operations@matinasbiopharma.com